Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------


August 27, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   SNT Cleaning, Inc.

Dear Sirs:

We were previously the principal auditors for SNT Cleaning, Inc. and we reported on the financial statements of SNT Cleaning, Inc. for the period from inception, April 12, 2005 to February 28, 2009. We have read SNT Cleaning, Inc's statements under Item 4 of its Form 8-K, dated August 27, 2009, and we agree with such statements.

For the most recent fiscal period through to August 27, 2009, there have been no disagreements between SNT Cleaning, Inc and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.


Yours truly,

/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates, Chartered
    Las Vegas, Nevada


            6490 West Desert Inn Road, Las Vegas, NV 89146
                  (702) 253-7499 Fax (702) 253-7501

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